As filed with the Securities and Exchange Commission on November 20, 2013

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Navigator Holdings Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	4412	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

21 Palmer Street

London, SW1H 0AD, United Kingdom

+44 (0)20 7340 4850

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

CT Corporation System

111 Eighth Avenue, 13th Floor

New York, New York 10011

(212) 894-8940

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mike Rosenwasser E. Ramey Layne Vinson & Elkins L.L.P. 666 Fifth Avenue, 26th Floor New York, New York 10103 Telephone: (212) 237-0000 Facsimile: (212) 237-0100	Marc D. Jaffe Ian D. Schuman Latham & Watkins LLP 885 Third Avenue Suite 1000 New York, New York 10022 Telephone: (212) 906-1200 Facsimile: (212) 751-4864

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-191784

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(3)
Common Stock, par value $0.01 per share	805,000	$19.00	$15,295,000	$1,970

(1)	Represents only the additional number of shares of common stock being registered and includes shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares of common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form F-1 (File No. 333-191784).
(2)	Based upon the public offering price.
(3)	The registrant has previously paid $25,760 for the registration of $200,000,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on October 17, 2013 (Registration No. 333-191784), $3,864 that was previously paid for the registration of an additional $30,000,000 of proposed maximum aggregate offering price in the filing of Amendment No. 2 to the Registration Statement on November 4, 2013 (Registration No. 333-191784), and $2,177 that was previously paid for the registration of an additional $16,905,000 of proposed maximum aggregate offering price in the filing of Amendment No. 3 to the Registration Statement on November 6, 2013 (Registration No. 333-191784).

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

Explanatory Note

This registration statement is being filed with respect to the registration of additional shares of common stock of Navigator Holdings Ltd., a Marshall Islands corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form F-1 (Registration No. 333-191784), initially filed by Navigator Holdings Ltd. with the Securities and Exchange Commission on October 17, 2013, as amended by Amendment No. 1 thereto filed on October 18, 2013, Amendment No. 2 thereto filed on November 4, 2013, Amendment No. 3 thereto filed on November 6, 2013, Amendment No. 4 thereto filed on November 14, 2013 and Amendment No. 5 thereto filed on November 15, 2013, and which was declared effective on November 20, 2013, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 16.	Exhibits

All exhibits previously filed or incorporated by reference in the registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-191784), are incorporated by reference into, and shall be deemed to be a part of this filing, except for the following, which are filed herewith:

EXHIBIT NUMBER			DESCRIPTION

5.1	*	—	Opinion of Watson, Farley & Williams LLP, as to the legality of the securities being registered.

23.1	*	—	Consent of KPMG LLP.

23.2	*	—	Consent of Watson, Farley & Williams LLP (contained in Exhibit 5.1).

24.1		—	Powers of Attorney (included on the signature page to the Registration Statement on Form F-1 (Registration No. 333-191784) filed with the Securities and Exchange Commission on October 17, 2013 and incorporated by reference herein)

24.2		—	Powers of Attorney (included on the signature page to Amendment No. 3 to the Registration Statement on Form F-1 (Registration No. 333-191784) filed with the Securities and Exchange Commission on November 6, 2013 and incorporated by reference herein)

*	Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 20, 2013.

Navigator Holdings Ltd.

By:		/s/ David J. Butters
	Name:	David J. Butters
	Title:	Chairman of the Board of Directors,
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David J. Butters David J. Butters	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	November 20, 2013

/s/ Niall Nolan Niall Nolan	Chief Financial Officer (Principal Financial and Accounting Officer)	November 20, 2013

* Dr. Heiko Fischer	Director	November 20, 2013

* David Kenwright	Director	November 20, 2013

* Spiros Milonas	Director	November 20, 2013

* Alexander Oetker	Director	November 20, 2013

* Wilbur L. Ross, Jr.	Director	November 20, 2013

* Florian Weidinger	Director	November 20, 2013

*By:	/s/ David J. Butters
David J. Butters
Attorney-in-Fact

Authorized Representative

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States, has signed this registration statement in the City of Newark, State of Delaware, on November 20, 2013.

PUGLISI & ASSOCIATES

By:		/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director
Authorized Representative in the United States

EXHIBIT INDEX

EXHIBIT NUMBER			DESCRIPTION

5.1	*	—	Opinion of Watson, Farley & Williams LLP, as to the legality of the securities being registered.

23.1	*	—	Consent of KPMG LLP.

23.2	*	—	Consent of Watson, Farley & Williams LLP (contained in Exhibit 5.1).

24.1		—	Powers of Attorney (included on the signature page to the Registration Statement on Form F-1 (Registration No. 333-191784) filed with the Securities and Exchange Commission on October 17, 2013 and incorporated by reference herein)

24.2		—	Powers of Attorney (included on the signature page to Amendment No. 3 to the Registration Statement on Form F-1 (Registration No. 333-191784) filed with the Securities and Exchange Commission on November 6, 2013 and incorporated by reference herein)

*	Filed herewith.